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                                                                     EXHIBIT 5.1

                               July __, 1 9 9 6




                                 410,792-35
                                 NB1-269253.V1


Inference Corporation
100 Rowland Way
Novato, California  94945

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (File No. 333-_____) (the "Registration Statement") filed by you with the Securities and Exchange Commission for purposes of registering under the Securities Act of 1933, as amended, 629,754 shares (the "Company Shares") of Class A Common Stock (including 180,000 shares which are subject to an over-allotment option), $0.01 par value, and of 1,770,246 shares (the "Selling Shareholders' Shares") of Class A Common Stock (including 180,000 shares which are subject to an over-allotment option), $0.01 par value, which are presently outstanding and held by certain of your existing shareholders.

          We have assumed the genuineness of all signatures (other than the signatures of officers of the Company on the Registration Statement) the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

          On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Company Shares and the Selling Shareholders' Shares have been duly authorized by all necessary and corporate action on your part and, upon payment for and delivery of the Company Shares and the Selling Shareholders' Shares in accordance with the Registration Statement and the countersigning of the certificate or certificates representing the Company Shares and the Selling Shareholders' Shares by a duly authorized officer of the registrar for the Company's Class A Common Stock, the Company Shares and the Selling Shareholders' Shares will be validly issued, fully paid and non-assessable.

          The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of California. We express no opinion regarding the statutes, administrative decisions, rules or regulations of any county, municipality or special political subdivision or other local authority.

          This opinion is furnished by us as counsel for you and may be relied upon by you only in connection with the Registration Statement. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies by delivered to any other person, without in each instance our prior written consent. You may, however, attach this opinion as an exhibit to the Registration Statement.

                                    Respectfully submitted,



                                    O'Melveny & Myers LLP